UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On March 18, 2024, Outlook Therapeutics, Inc. (the “Company”) closed its previously announced private placement (the “Private Placement”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and, for each share of Common Stock issued in the Private Placement (each, a “Share”), accompanying warrants to purchase up to one and a half shares of Common Stock (the “Warrants” and, together with the Shares, the “Securities”) at a purchase price of $7.00 per Share and accompanying Warrant to purchase one and a half shares of Common Stock (which price gives effect to the reverse stock split discussed in Item 5.03 below). At the Closing, the Company issued an aggregate of 8,571,423 Shares and Warrants to purchase an aggregate of 12,857,133 shares of Common Stock. The Warrants have an exercise price of $7.70 per share of Common Stock and will expire on March 18, 2029. The Shares and Warrants were sold and, upon exercise the shares of Common Stock underlying the Warrants, will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. The investors in the Private Placement made relevant representations in the securities purchase agreement with respect to the Private Placement.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, at the 2024 Annual Meeting of Stockholders, the stockholders of the Company approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, and a proportionate reduction in the number of authorized shares of Common Stock, at a ratio of 1-for-10 to 1-for-30. Effective March 13, 2024 at 5:00 p.m. Eastern Time, the Company effected a 1-for-20 reverse stock split and proportionate reduction in the number of authorized shares of Common Stock pursuant to a Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on March 11, 2024. Accordingly, the Company’s authorized share capital is 60.0 million shares of Common Stock and there were approximately 13.0 million shares of Common Stock issued and outstanding immediately after effectiveness of the 1-for-20 reverse stock split and proportionate share capital reduction (but prior to eliminating fractions and the issuance of the shares of Common Stock noted in Item 3.02 above). The foregoing description is qualified in its entirety by the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: March 18, 2024	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer